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EXHIBIT 99

                     OVERHILL FARMS TO ISSUE 2007 ANNUAL AND
                  FOURTH QUARTER EARNINGS ON DECEMBER 11, 2007

LOS ANGELES, - NOVEMBER 28, 2007 - OVERHILL FARMS, INC. (AMEX: OFI), today announced that the Company anticipates announcing its annual and fourth quarter 2007 earnings on Tuesday, December 11, 2007.

Overhill Farms has typically released its annual and fourth quarter earnings near the end of November. This year the Company is allowing sufficient time for completion of Sarbanes-Oxley requirements.

Overhill Farms, Inc., is a leading value-added manufacturer of high quality custom prepared frozen food products for branded retail, private label, foodservice and airline customers.

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Contacts:

James Rudis, Chairman, President and CEO
Overhill Farms, Inc.
323-582-9977

Alexander Auerbach
Auerbach & Co. Public Relations
1-800-871-2583
auerbach@aapr.com